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                                                       EXHIBIT 22

                   DR PEPPER/SEVEN-UP COMPANIES, INC.

                      SUBSIDIARIES OF REGISTRANT




             NAME                        STATE OF INCORPORATION
             ----                        ----------------------
     Dr Pepper/Seven-Up Corporation              Delaware
